SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                          FORM 8-K

                       Current Report
           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

              Date of Report:  December 1, 1999
    (Date of Earliest Event Reported:  December 1, 1999)

                 El Paso Energy Corporation
   (Exact Name of Registrant as Specified in the Charter)

                          Delaware
       (State or Other Jurisdiction of Incorporation)

         1-14365                          76-0568816
(Commission File Number)        (I.R.S. Employer Identification No.)

                    El Paso Energy Building
                     1001 Louisiana Street
                        Houston, Texas
                             77002
             (Address of Principal Executive Offices)
                           (Zip Code)

                       (713) 420-2131
    (Registrant's Telephone Number, Including Area Code)

Item 5.  Other Events

     On October 25, 1999, El Paso Energy Corporation completed its merger with Sonat, Inc., which was accounted for as a pooling of interests.

     To qualify for pooling of interests accounting, the Securities and Exchange Commission in its Accounting Series
Release No. 135 ("ASR No. 135") prohibits affiliates of a company that is a party to a business combination from selling any common stock following a pooling of interests until such time as financial results covering at least thirty days of post-merger combined operations have been published. In accordance with ASR No. 135, the combined results of operations for the first thirty days following the merger were as follows (in millions, except per share data):

  Revenues........................................ $   656
  Earnings before interest expense and taxes......      35
  Net loss........................................     (11)
  Basic and diluted loss per share................    (.05)
  Merger-related costs, net of tax................      33
  Basic and diluted earnings per share excluding
    merger-related costs..........................     .10


     The above results have been prepared and published solely for purposes of complying with pooling of interests accounting requirements and therefore are not indicative or predictive of results for any interim period or for the calendar year ended December 31, 1999.

     Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              EL PASO ENERGY CORPORATION


December 1, 1999
                                By: /s/ Jeffrey I. Beason
                                    ----------------------
                                      Jeffrey I. Beason
                                    Senior Vice President
                                        and Controller
                                   (Chief Accounting Officer)